Exhibit 99.1

Alcoa Welcomes Clarification of Advanced Manufacturing Tax Credit and Updates Fourth Quarter 2023 Outlook

PITTSBURGH--(BUSINESS WIRE)--December 18, 2023--Alcoa Corporation (NYSE: AA) welcomes the U.S. Treasury Department’s (Treasury) announced guidance on Section 45X of the Advanced Manufacturing Tax Credit, enacted as part of the Inflation Reduction Act (IRA).

The Notice of Proposed Rulemaking (the Notice) clarifies that commercial grade aluminum can qualify for the credit, which was designed to incentivize domestic production of critical materials important for the transition to clean energy. In the fourth quarter of 2023, the Company expects to record a benefit in Cost of goods sold between $35 million and $40 million (after-tax), or $0.20 to $0.22 per share, related to its Massena smelter in New York and its Warrick smelter in Indiana.

Alcoa intends to submit written comments to Treasury regarding the definition of production costs as requested in the Notice. Alcoa appreciates the leadership of the Biden administration in implementing the IRA and this guidance on Section 45X.

Unrelated, the Company expects to record a valuation allowance on certain deferred tax assets in Brazil which will result in a charge to tax expense of $140 million to $150 million, or $0.78 to $0.84 per share. Approximately $100 million of this charge, or $0.56 per share, is discrete, resulting in a net loss of $40 to $50 million, or an impact to Adjusted loss per share in the fourth quarter of 2023 of $0.22 to $0.28.

About Alcoa Corporation

Alcoa (NYSE: AA) is a global industry leader in bauxite, alumina and aluminum products with a vision to reinvent the aluminum industry for a sustainable future. Our purpose is to turn raw potential into real progress, underpinned by Alcoa Values that encompass integrity, operating excellence, care for people and courageous leadership. Since developing the process that made aluminum an affordable and vital part of modern life, our talented Alcoans have developed breakthrough innovations and best practices that have led to improved safety, sustainability, efficiency, and stronger communities wherever we operate.

Dissemination of Company Information

Alcoa intends to make future announcements regarding company developments and financial performance through its website, www.alcoa.com, as well as through press releases, filings with the Securities and Exchange Commission, conference calls and webcasts. The Company does not incorporate the information contained on, or accessible through, its corporate website into this press release.

Forward-Looking Statements

This press release contains statements that relate to future events and expectations, and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “aim,” “ambition,” “anticipates,” “believes,” “could,” “develop,” “endeavors,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “outlook,” “plans,” “potential,” “projects,” “reach,” “seeks,” “sees,” “should,” “targets,” “will,” “working,” “would,” or other words of similar meaning. All statements by Alcoa Corporation that reflect expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and changes in circumstances that are difficult to predict. Although Alcoa Corporation believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Additional information concerning factors that could cause actual results to differ materially from those projected in the forward-looking statements is contained in Alcoa Corporation’s filings with the Securities and Exchange Commission. Alcoa Corporation disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.

Non-GAAP Financial Measures

This release contains reference to certain financial measures that are not calculated and presented in accordance with generally accepted accounting principles in the United States (GAAP). Alcoa Corporation believes that the presentation of these non-GAAP financial measures is useful to investors because such measures provide both additional information about the operating performance of Alcoa Corporation and insight on the ability of Alcoa Corporation to meet its financial obligations by adjusting the most directly comparable GAAP financial measure for the impact of, among others, “special items” as defined by the Company, non-cash items in nature, and/or nonoperating expense or income items. The presentation of non-GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP.

Contacts

Investor Contact:
James Dwyer
412-992-5450
James.Dwyer@alcoa.com

Media Contact:
Jim Beck
412-315-2909
James.Beck@alcoa.com

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